RONALD R. CHADWICK, P.C.

Certified Public Accountant

2851 South Parker Road, Suite 720

Aurora, Colorado 80014

Telephone (303)306-1967

Fax (303)306-1944

November 13, 2012

U.S. Securities and Exchange Commission

100 F Street, NE

Washington, D.C. 20549-7561

Re: Benaco, Inc.

SEC File No. 333-173476

On November 12, 2012 my appointment as auditor for Benaco, Inc. ceased. I have read Benaco, Inc.’s statements included under Item 4.01 of its Form 8-K dated November 13, 2012 and agree with such statements, insofar as they apply to me.

Very truly yours,

/s/ Ronald R. Chadwick, P.C.

Ronald R. Chadwick, P.C.

Certified Public Accountant